Exhibit 10.39

EMPLOYMENT AGREEMENT

THIS AGREEMENT made this 14 day of November, 2013

BETWEEN:

TEKMIRA PHARMACEUTICALS  CORPORATION, a company incorporated under the laws of British Columbia (the "Company"), with offices at 100 - 8900 Glenlyon Parkway, Burnaby, British Columbia fax: (604) 419-3201

AND:

MICHAEL ABRAMS (the "Executive"), of Custer, Washington, USA

WHEREAS:

A. The Company is in the business  of  acquiring,  inventing,  developing,  discovering, adapting and commercializing inventions, methods, processes and products in the fields of chemistry, biochemistry, biotechnology and pharmaceuticals;

B. The Executive has the expertise, qualifications and required certifications to perform the services contemplated by this Agreement; and

C. The Company wishes to employ the Executive to perform the services, on the terms and conditions herein set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

NOW THISEFORE THIS AGREEMENT WITNESSES that the parties hereto agree as follows:

1.	EMPLOYMENT

(a)
The Executive will be employed by and will serve the Company as its Executive Vice President and Chief Discovery Officer. The Executive will report directly to the President and Chief Executive Officer of the Company and will perform the duties and responsibilities assigned to him from time to time by the Chief Executive Officer. The Executive will comply with all lawful instructions given by the Chief Executive Officer of the Company.

(b)
The terms and conditions of this Agreement will have effect as and  from January 2, 2014 and the Executive's employment as Executive Vice President and Chief Discovery Officer will continue until tem1inated as provided for in this Agreement.

(c)
The Executive acknowledges and agrees that in addition to the tenns and conditions of this Agreement, his employment with the Company is subject to and governed by the Company's policies as established from time to time. The Executive agrees to comply with the terms of such policies so long as they are not inconsistent with any provisions of the Agreement. The Executive will inform himself of the details of such policies and amendments thereto established from time to time.

(d)
The Executive agrees that, as a high technology professional as defined in the Regulations to the Employment Standards Act of British Columbia, and an executive, his hours of work will vary and may be irregular and will be those hours required to meet the objectives of his employment. The Executive agrees that the compensation described in Section 2 of this Agreement compensates him in full for all hours worked.

(e)
The Executive will devote 80% of his time to the Company's business and will not be employed or engaged in any capacity in any other business without the prior permission of the Company, such permission not to be unreasonably withheld.

(f)
Concurrently with the execution and delivery of this Agreement and in consideration of his employment by the Company, the Executive and the Company will enter into a "Confidentiality and Assignment of Inventions Agreement" in the form attached hereto as Appendix A.

2.	REMUNERATION AND BENEFITS

(a)	The Company will pay the Executive an annual salary of $270,000 (Canadian funds), less required deductions (the "Base Salary"). The Base Salary will be payable semi-monthly.

(b)	The Base Salary will be reviewed on an annual basis. This review will not result in a decrease in the Base Salary nor will it necessarily result in an increase to the Base Salary.

(c)
The Executive will be eligible for an annual cash bonus of up to 40 percent of the Base Salary, if the Chief Executive Officer and the Board of Directors in their absolute discretion determine that the Executive has achieved the performance objectives agreed to between the Executive and the Chief Executive Officer. Any bonus payable during the first year of the Executive's employment will be pro rated. Payment of a bonus in any one year will not indicate the payment of a bonus in any other year.

(d)
The Company will facilitate the Executive's enrolment in the Company's insurance benefits plans, as amended from time to time. In all cases, eligibility to participate in the plans and to receive benefits under the plans will be subject to the terms and requirements of the plans themselves and/or the insurance provider.

The Company is not responsible for the payment of benefits in any circumstance. Further, the Company reserves the right to change any of the insurance benefit plans or providers, however, if the Company is unable to maintain similar coverage as to the insurance benefits plans or the providers, then the Executive will be provided with compensation to assist in securing his own coverage, such compensation to be determined by the Company.

(e)	The Executive will be eligible for participation in the Company's share incentive plan, subject to the terms of the plan.

(f)
The Company will reimburse the Executive for all reasonable expenses actually and properly incurred by the Executive in connection with the performance of his duties. The Executive will provide the Company with receipts supporting his claims for reimbursement.

3.	VACATION

The Executive will be entitled to an annual paid vacation of twenty (20) days, to be scheduled at times that are mutually acceptable to the Executive and the Company.

4.	NON-COMPETITION AND NON-SOLICITATION

(a)
The biotechnology industry is highly competitive and employees leaving the employ of the Company have the ability to cause significant damage to the Company's interests if they join a competing business immediately upon leaving the Company.

(b)	Definitions:

(i)	"Business" or "Business of the Company" means:

(A)	the researching, developing, production and marketing of RNA interference drugs and delivery technology , as such business grows and evolves during this Agreement ; and
(B)	any other material business carried on from time to time by the Company or any subsidiary or affiliate of the Company.

(ii)	"Competing Business" means any endeavour, activity or business which is competitive in any material way with the Business of the Company worldwide.

(iii)	"Customer" means any entity that is a customer of the Company that the Executive has been directly or indirectly, through his reports, involved in servicing on behalf of the Company.

(iv)	"Prospective Customer" means any entity during the course of his employment that was solicited by the Executive on behalf of the Company for the purposes of becoming a customer of the Company or whom he knows was solicited by the Company for the purpose of becoming a customer of the Company.

(c)
The Executive shall not, during the term of this Agreement and for the Restricted Period (as defined below) following the termination of his employment for any reason, on his own behalf or on behalf of any entity, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any entity, carry on or be employed by or engaged in or have any financial or other interest in or be otherwise commercially involved in a Competing Business. In this Agreement, "Restricted Period" means: (i) in the event that the Executive is terminated pursuant to Section 6(b) of this Employment Agreement , a period equivalent to the amount of notice that the Executive is entitled pursuant to Section 6(b)(ii); or (ii) in the event that the Executive 's employment is terminated pursuant to a Change of Control (as defined below), a period of twelve (12) months.

(d)	The Executive shall, however, not be in default of Section 4(c) by virtue of the Executive:

(i)
following the termination of employment, holding, strictly for portfolio purposes and as a passive investor, no more than five percent (5%) of the issued and outstanding shares of, or any other interest in, any corporation or other entity that is a Competing Business; or

(ii)
during the course of employment, holding, strictly for portfolio purposes and as a passive investor, no more than five percent (5%) of the issued and outstanding shares of, or any other interest in, any corporation or other entity, the business of which corporation or other entity is in the same Business as the Company, and provided further that the Executive first obtains the Company's written consent, which consent will not be unreasonably withheld.

(e)
If the Executive holds issued and outstanding shares or any other interest in a corporation or other entity pursuant to Section 4(d)(ii) and following the acquisition of such shares or other interest the business of the corporation or other entity becomes a Competing Business, the Executive will promptly dispose of his shares or other interest in such corporation or other entity.

(f)
The Executive shall not, during this Agreement and for the Restricted Period following the termination of his employment, for whatever reason, on his own behalf or on behalf of or in connection with any other entity, without the prior written and informed consent of the Company, directly or indirectly, m any capacity whatsoever, alone, through or in connection with any entity:

(i)
canvass or solicit the business of (or procure or assist the canvassing or soliciting of the business of) any Customer or Prospective Customer of the Company, or otherwise solicit, induce or encourage any Customer or

Prospective Customer of the Company to cease to engage the services of the Company, for any purpose which is competitive with the Business; or

(ii)	accept (or procure or assist the acceptance of) any business from any Customer or Prospective Customer of the Company which business is competitive with the Business; or

(iii)	supply (or procure or assist the supply of) any goods or services to any Customer or Prospective Customer of the Company for any purpose which is competitive with the Business; or

(iv)
employ, engage, offer employment or engagement to or solicit the employment or engagement of or otherwise entice away from or solicit, induce or encourage to leave the employment or engagement of the Company, any individual who is employed or engaged by the Company whether or not such individual would commit any breach of his contract or terms of employment or engagement by leaving the employ or the engagement of the Company; or

(v)
procure or assist any entity to employ, engage, offer employment or engagement or solicit the employment or engagement of any individual who is employed or engaged by the Company or otherwise entice away from the employment or engagement of the Company any such individual. Notwithstanding the foregoing, the Executive shall, be permitted to, solely in a personal capacity, provide letters of reference for individuals who are employed by the Company.

(g)
The Executive expressly recognizes and acknowledges that it is the intent of the parties that his activities following the termination of his employment with the Company be restricted in the manner described in this Agreement, and acknowledges that good, valuable, and sufficient consideration has been provided in exchange for such restrictions.

5.	INJUNCTIVE RELIEF

(a)
The Executive understands and agrees that the Company has a material interest in preserving the relationships it has developed with its executives, customers and suppliers against impairment by competitive activities of a former executive. Accordingly, the Executive agrees that the restrictions and covenants contained in Section 4 are reasonably required for the protection of the Company and its goodwill and that the Executive's agreement to those restrictions and covenants by the execution of this Agreement , are of the essence to this Agreement and constitute a material inducement to the Company to enter into this Agreement and to employ the Executive, and that the Company would not enter into this Agreement absent such an inducement.

(b)
The Executive understands and acknowledges that if the Executive breaches Section 4, that breach will give rise to irreparable injury to the Company for which damages are an inadequate remedy, and the Company may pursue injunctive relief for such breach in a court of competent jurisdiction.

6.	TERMINATION

(a)
The Executive may terminate his employment by giving at least three (3) months' advance notice in writing to the Company of the effective date of the resignation. The Company may waive such notice, in whole or in part, and if it does so, the Executive’s resignation will become effective and his employment will cease on the date set by the Company in the notice of waiver.

(b)	The Company may terminate the Executive's employment:

(i)
without notice or payment in lieu thereof, for just cause, which for the purposes of this Agreement will be defined to include but not be limited to the Executive's willful and continued failure to perform his duties hereunder and the Executive's willful engagement in conduct that is injurious to the Company, monetarily or otherwise; or

(ii)	at the Company's sole discretion for any reason, without cause, upon providing to the Executive:

(A)	an amount equal to twelve (12) months' Base Salary; plus

(B)
a  bonus  payment   equal   to  the  average  of  the  actual  bonus payments,  if any, made to the Executive from the previous three (3) calendar years preceding the date of termination of employment, pro-rated for the then current calendar year up to and including the day of termination; (collectively, the "Severance Amount"). The Company may pay the Severance Amount by way of one or more lump sum payments, by way of salary continuance or by a combination of both. The Severance Amount is inclusive of any entitlement to minimum standard severance under the B.C. Employment Standards Act.

(c)	In this Agreement, "Change of Control" means the first occurrence of any one of:

(i)
the acquisition or continuing ownership by any person or persons acting jointly or in concert (as such phrase is defined in the  Securities Act (British Columbia)), directly or indirectly, of common shares or of convertible securities, which, when added to all other securities of the Company at the time held by such person or persons, or persons associated or  affiliated  with  such  person  or  persons  within  the  meaning  of  the

Business Corporations Act (British Columbia) (collectively, the "Acquirors"), and assuming the conversion, exchange or exercise of convertible securities beneficially  owned by the Acquirors, results in the Acquirors beneficially owning shares that would, notwithstanding any agreement to the contrary, entitle the holders thereof for the first time to cast more than 50% of the votes attaching to all shares in the capital of the Company that may be cast to elect directors;

(ii)	the sale, lease or exchange or other disposition of all or substantially all of the Company's assets;

(iii)
an amalgamation, merger, arrangement or other business combination (a "Business Combination") involving the Company that results in the security holders of the parties to the Business Combination, other than the Company, owning, directly or indirectly, shares of the continuing entity that entitle the holders thereof to cast more than 50% of the votes attaching to all shares in the capital of the continuing entity that may be cast to elect directors; or

(iv)	the Company's Board of Directors, by resolution, determines that a Change of Control of the Company has occurred ."

(d)
If a Change of Control occurs and within twelve (12) months after the occurrence of a Change of Control, the Executive resigns his employment for Good Reason upon giving the Company not less than three (3) months' prior written notice of resignation; or at the Company's sole discretion, the Executive is terminated without cause within twelve (12) months after a Change of Control, the Executive will be entitled to receive the Change of Control Severance Amount (as defined below), which, in the case of termination , shall be instead of the Severance Amount. In this Agreement, "Good Reason" means one or more of the following events occurring without the Executive's written consent:

(i)
a fundamental change in the Executive's status, position , remuneration, authority or responsibilities that does not represent a promotion from or represents an adverse change from the status, position, authority or responsibilities in effect immediately prior to the Change of Control;

(ii)
a fundamental reduction in the Base Salary or retirement plans, health benefits, bonus potential or other compensation plans, practices,  policies or programs provided to the Executive immediately prior to the Change of Control;

(iii)	relocation of the Executive's principal place of employment to a place outside of Metro Vancouver;

(iv)	any request by the Company that the Executive participate in an unlawful act pursuant to the laws of British Columbia or Canada; or

(v)	any failure to secure the agreement of any successor company or other entity to the Company to fully assume the Company's obligations under this Agreement.

(e)	In this Agreement, the "Change of Control Severance Amount" means an amount calculated as follows:

(i)	an amount equal to:

(A)	twelve (12) months' Base Salary, in the event of tennination on or before January 2, 2016, or

(B)	eighteen (18) months' Base Salary, in the event of termination after January 2, 2016; plus

(ii)
a bonus payment equal to the average of the actual bonus payments, if any, made to the Executive from the previous three (3) calendar years preceding the date of termination  of employment, pro-rated for the then current calendar year up to and including the day of termination.

The Company may pay the Change of Control Severance Amount by way of one or more lump sum payments, by way of salary continuance or by a combination of both. The Change of Control Severance Amount is inclusive of any entitlement to minimum standard severance under the B.C.  Employment Standards Act.

(f)	No matter how the Executive's employment is terminated, the Executive will be entitled to any wages and bonus payable for service up to and including the day of termination.

7.	RETURN OF MATERIALS UPON TERMINATION OF EMPLOYMENT

The Executive will return to the Company all Company documents, files, manuals, books, software, equipment, keys, equipment, identification or credit cards, and all other property belonging to Company upon the termination of his employment with the Company for any reason.

8.	GENERAL PROVISIONS

(a)
Non-Waiver. Failure on the part of either party to complain of any act or failure to act of the other of them or to declare the other party in default of this Agreement, irrespective of how long such failure continues, will not constitute a waiver by such party of their rights hereunder or of the right to then or subsequently declare a default.

(b)
Severability. In the event that any prov1s10n or part of this Agreement is determined to be void or unenforceable in whole or in part, the remammg provision s, or parts thereof, will be and remain in full force and effect.

(c)
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the employment of the Executive and supersedes any and all agreements, understandings, warranties or representations of any kind, written or oral, express or implied, including any relating to the nature of the position or its duration, and each of the parties releases and forever discharges the other of and from all manner of actions, causes of action, claim or demands whatsoever under or in respect of any agreement.

(d)	Survival. The provisions of Sections I (f), 4 and 8(f) will survive the termination of this Agreement.

(e)	Modification of Agreement . Any modification of this Agreement must be in writing and signed by both the Company and the Executive or it will have no effect and will be void.

(f)
Disputes. Except for disputes arising in respect of Section 4, all disputes arising out of or in connection with this Agreement and the employment relationship between the parties, are to be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration Centre, pursuant to its Rules. The place of arbitration will be Vancouver, British Columbia.

(g)	Governing Law. This Agreement will be governed by and construed according to the laws of the Province of British Columbia, Canada.

(h)
Reimbursement of Legal Fees. The Company will reimburse the Executive for all reasonable and receipted legal fees incurred by the Executive in the negotiation, drafting, and completion of this Agreement.

(i)
Independent Legal Advice. The Executive agrees that the contents, terms and effect of this Agreement have been explained to his by a lawyer and are fully understood. The Executive further agrees that the consideration described aforesaid is accepted voluntarily for the purpose of employment with the Company under the terms and conditions described above.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date and year first above written.

SIGNED, SEALED AND DELIVERED
by Michael Abrams in the presence of:	/s/ Michael Abrams
Michael Abrams
Witness:
Address:

Occupation:

TEKMIRA PHARMACEUTICALS CORPORATION

Per:	/s/ Mark J. Murray
Mark J. Murray